Exhibit 3.12

[THE GREAT SEAL OF THE “STATE OF CALIFORNIA”]	State of California Kevin Shelley Secretary of State	File# 200304410224 FILED In the office of the Secretary of State of the State of California FEB 13 2002
LIMITED LIABILITY COMPANY ARTICLE OF ORGANIZATION A $70.00 filing fee must accompany this form. IMPORTANT – Read instructions before completing this form.
/s/ Kevin Shelley
KEVIN SHELLEY, SECRETARY OF STATE
This Space For Filing Use Only

1.	Name of the limited liability company (end the name with the words “Limited Liability Company,” “Ltd. Liability Co.,” or the abbreviations “LLC” “L.L.C.”)

Lyon Montecito, LLC

2.	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3.	Name the agent for service of process and check the appropriate provision below:

Richard S. Robinson which is

☒ an individual residing in California. Proceed to item 4.

☐ a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.

4.	If an individual, California address of the agent for service of process:

Address: 4490 Von Karman Avenue

City: Newport Beach State: CA Zip Code: 92660

5.	The limited liability company will be managed by: (check one)
☐ one manager ☐ more than one manager ☒ single member limited liability company ☐ all limited liability company members

6.	Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.

7.	Number of pages attached, if any: none

8.	Type of business of the limited liability company. (For informational purposes only)

Real estate development

9.	DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

/s/ Cheryl H. Yoon	Cheryl H. Yoon
Signature of Organizer	Type or Print Name of Organizer

February 8, 2003
Date

10. RETURN TO: NAME FIRM ADDRESS CITY/STATE ZIP CODE	[SEAL of the “OFFICE OF THE SECRETARY OF STATE”]

SEC/STATE (REV. 01/03)	FORM LLC-1 – FILING FEE $70.00 Approved by Secretary of State